Exhibit 99.1

AV Appoints Sean Woodward as Chief Financial Officer

ARLINGTON, Va., April 13, 2026 – AeroVironment, Inc. (“AV”) (NASDAQ: AVAV), a global defense technology leader, today announced the appointment of Sean T. Woodward as Executive Vice President and Chief Financial Officer, effective May 1, 2026. Woodward succeeds Kevin McDonnell, who will be stepping down from the role, as announced earlier this year. McDonnell will remain with the Company in an advisory role through July 2026 to help ensure a smooth transition of responsibilities.

Woodward is a seasoned finance leader with more than 22 years of experience in defense technology, including at AV, General Dynamics, and Honeywell Aerospace. Woodward joined AV in 2010 and has spent more than 15 years in leadership roles across the company supporting AV’s revenue growth and profitability that led AV to becoming a global defense technology leader with roughly $10 billion in market cap. Woodward most recently served as CFO of AV’s Autonomous Systems (AxS) segment, where he has been instrumental in growing and expanding several key franchise programs within AxS, and was responsible for the segment’s FP&A, operational finance, pricing and cost estimating, government accounting compliance, and program controls. Over his tenure at AV, Woodward has played a key role in building and scaling the finance organization, strengthening financial reporting, and supporting execution across the enterprise.

“Sean brings deep institutional knowledge and a strong understanding of our financial and business strategy, and he has been instrumental in AV achieving its strategic growth goals,” said Wahid Nawabi, Chairman, President and Chief Executive Officer. “Sean has played a critical role in commercializing several of our high-growth products, which are now key franchises for the company. His leadership has strengthened our finance organization while supporting AV’s expansion and integration efforts – a critical attribute that will play an increasingly important role as we internally build our systems and processes enabling AV to effectively scale. I look forward to continuing to work with Sean in his new role as CFO as we execute our growth strategy and deliver shareholder value.”

“I am honored to step into the role of CFO and look forward to building on our strong financial foundation,” said Woodward. “I am focused on continued collaboration with our leadership team in support of AV’s growth priorities to ensure the company remains well positioned for its next phase of execution.”

Woodward holds a Bachelor of Science in business management from the University of South Florida and an MBA with a concentration in Finance from the University of Tampa.

About AV

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The Company develops and deploys autonomous systems, loitering munitions, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. At the core of these technologies lies AV_Halo, a modular, mission-ready suite of AI-powered software tools that empowers warfighters and enables full-battlefield dominance: detect, decide, deliver. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities at speed, scale, and operational relevance. For more information, visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties, which could cause actual results to differ materially. Factors that may cause such differences include, but are not limited to, our ability to perform under existing contracts and obtain new ones; regulatory changes; competitor activities; market growth; product development challenges; and general economic conditions. For a more detailed discussion of these risks, please refer to AeroVironment’s filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements as a result of new information or future events.

AV Investor Contact:

Denise Pacioni

ir@avinc.com

805.795.4108

AV Media Contact:

BJ Koubaroulis

bj.koubaroulis@avinc.com

747.324.5358